CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our auditors' report dated October 13, 2000 on the financial statements of the Malachi Millennium Income Trust in this Post Effective Amendment No. 6 Form N-1A filing and to all references to our Firm included in or made a part of this Post Effective Amendment No. 6 Form N-1A.

                                                         /s/ Arthur Andersen LLP

Cincinnati, Ohio
January 24, 2001